Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Nabors Energy Transition Corp. (the “Company”) of our report dated April 2, 2021, relating to the financial statements of Nabors Energy Transition Corp. as of March 31, 2021 and for the period from March 24, 2021 (inception) through March 31, 2021, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
June 7, 2021